Exhibit 99.1

Marten Transport Announces Third Quarter Results

Reports Company's Highest Quarterly Net Income, Up 22.4% From 2012 Third Quarter

MONDOVI, Wis., Oct. 15, 2013 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported the highest net income for any quarter in the company's history. Net income improved 22.4% to $8.0 million, or 24 cents per diluted share, for the third quarter ended September 30, 2013, from $6.5 million, or 20 cents per diluted share, for the third quarter of 2012. For the nine-month period ended September 30, 2013, net income increased 16.9% to $22.8 million, or 68 cents per diluted share, from $19.5 million, or 59 cents per diluted share, for the 2012 nine-month period.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $167.1 million for the third quarter of 2013 from $163.6 million for the third quarter of 2012, and increased to $493.0 million for the 2013 nine-month period from $472.0 million for the 2012 nine-month period. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, increased 7.0% to $134.5 million for the 2013 quarter from $125.8 million for the 2012 quarter, and increased 8.6% to $390.3 million for the 2013 nine-month period from $359.3 million for the 2012 nine-month period. Fuel surcharge revenue increased to $32.6 million for the third quarter of 2013 from $30.3 million for the 2012 quarter, and increased to $96.0 million for the 2013 nine-month period from $88.9 million for the 2012 nine-month period. With the March 2013 deconsolidation of MWL, no MWL revenue was included in the third quarter of 2013 compared with $7.6 million in the 2012 quarter. MWL revenue included in the first nine months of 2013 decreased by $17.2 million from the first nine months of last year with the deconsolidation.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 89.9% for the third quarter of 2013 from 92.6% for the third quarter of 2012. The ratio improved to 90.1% for the 2013 nine-month period from 91.5% for the 2012 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, "We are pleased to announce our highest net income for any quarter in our history as well as our fourteenth consecutive year-over-year increase in quarterly profitability. We believe our continued growth and profitability are directly related to the strong positioning of our truckload operations, as well as the diversification of our service offerings in intermodal and brokerage. Our total truckload, intermodal and broker loads increased 11.9% in the third quarter of 2013 over the prior year's quarter. We continue to drive improvements in tractor utilization and revenue per tractor, which increased 3.3% over the third quarter of 2012 – on top of a 7.3% increase in the third quarter of 2012 over the 2011 quarter. These continued improvements helped us achieve an operating ratio excluding fuel surcharge of 89.9% for the third quarter of 2013, our second best ratio over the past 28 quarters."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport's results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. Accordingly, effective as of that date, Marten was no longer the primary beneficiary, deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2012. The company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,072	$3,473
Receivables:
Trade, net	72,659	66,239
Other	4,678	7,177
Prepaid expenses and other	12,748	15,490
Deferred income taxes	3,468	3,155
Total current assets	94,625	95,534
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	583,445	551,136
Accumulated depreciation	(163,171)	(156,660)
Net property and equipment	420,274	394,476
Other assets	3,527	613
TOTAL ASSETS	$518,426	$490,623
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,140	$33,062
Insurance and claims accruals	13,824	13,838
Total current liabilities	51,964	46,900
Long-term debt, less current maturities	821	2,726
Deferred income taxes	114,082	109,074
Total liabilities	166,867	158,700
Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,229,969 shares at September 30, 2013, and 33,164,428 shares at December 31, 2012, issued and outstanding	332	332
Additional paid-in capital	83,969	82,679
Retained earnings	267,258	246,349
Total Marten Transport, Ltd. stockholders' equity	351,559	329,360
Noncontrolling interest	--	2,563
Total stockholders' equity	351,559	331,923
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$518,426	$490,623

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
(In thousands, except per share information)	Ended September 30,		Ended September 30,
	2013	2012	2013	2012

OPERATING REVENUE	$167,103	$163,606	$492,990	$472,044

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	43,310	42,352	127,780	120,021
Purchased transportation	30,136	32,428	92,449	92,021
Fuel and fuel taxes	42,547	43,020	123,466	121,659
Supplies and maintenance	10,296	10,581	29,827	29,958
Depreciation	16,248	15,537	48,155	45,114
Operating taxes and licenses	1,811	1,694	5,406	4,893
Insurance and claims	5,741	4,809	17,360	15,816
Communications and utilities	1,305	1,265	3,850	3,637
Gain on disposition of revenue equipment	(1,472)	(1,349)	(5,124)	(4,053)
Other	3,528	3,429	10,509	10,336

Total operating expenses	153,450	153,766	453,678	439,402

OPERATING INCOME	13,653	9,840	39,312	32,642

OTHER	(130)	(6)	(298)	(40)

INCOME BEFORE INCOME TAXES	13,783	9,846	39,610	32,682
Less: Income before income taxes attributable to noncontrolling interest	--	61	84	467

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	13,783	9,785	39,526	32,215

PROVISION FOR INCOME TAXES	5,806	3,267	16,680	12,667

NET INCOME	$7,977	$6,518	$22,846	$19,548

BASIC EARNINGS PER COMMON SHARE	$0.24	$0.20	$0.69	$0.59

DILUTED EARNINGS PER COMMON SHARE	$0.24	$0.20	$0.68	$0.59

DIVIDENDS PAID PER COMMON SHARE	$0.025	$0.017	$0.058	$0.047

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2013	2012	2013 vs. 2012	2013 vs. 2012
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$103,145	$96,938	$6,207	6.4%
Truckload fuel surcharge revenue	27,135	25,931	1,204	4.6
Total Truckload revenue	130,280	122,869	7,411	6.0

Logistics revenue, net of intermodal fuel surcharge revenue	31,397	36,408	(5,011)	(13.8)
Intermodal fuel surcharge revenue	5,426	4,329	1,097	25.3
Total Logistics revenue	36,823	40,737	(3,914)	(9.6)

Total operating revenue	$167,103	$163,606	$3,497	2.1%

Operating income:
Truckload	$12,267	$7,938	$4,329	54.5%
Logistics	1,386	1,902	(516)	(27.1)
Total operating income	$13,653	$9,840	$3,813	38.8%
Operating ratio:
Truckload	90.6%	93.5%
Logistics	96.2	95.3
Consolidated operating ratio	91.8%	94.0%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2013	2012	2013 vs. 2012	2013 vs. 2012
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$298,106	$280,284	$17,822	6.4%
Truckload fuel surcharge revenue	80,760	77,305	3,455	4.5
Total Truckload revenue	378,866	357,589	21,277	6.0

Logistics revenue, net of intermodal fuel surcharge revenue	98,878	102,889	(4,011)	(3.9)
Intermodal fuel surcharge revenue	15,246	11,566	3,680	31.8
Total Logistics revenue	114,124	114,455	(331)	(0.3)

Total operating revenue	$492,990	$472,044	$20,946	4.4%

Operating income:
Truckload	$33,643	$26,039	$7,604	29.2%
Logistics	5,669	6,603	(934)	(14.1)
Total operating income	$39,312	$32,642	$6,670	20.4%
Operating ratio:
Truckload	91.1%	92.7%
Logistics	95.0	94.2
Consolidated operating ratio	92.0%	93.1%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Truckload Segment:
Total Truckload revenue (in thousands)	$130,280	$122,869	$378,866	$357,589
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,509	$3,398	$3,446	$3,322
Average tractors(1)	2,237	2,171	2,218	2,155
Average miles per trip	593	630	605	624
Non-revenue miles percentage(2)	10.4%	11.4%	10.5%	11.2%
Total miles – company-employed drivers (in thousands)	57,286	54,903	169,212	159,700
Total miles – independent contractors (in thousands)	1,345	1,067	3,659	3,686

Logistics Segment:
Total Logistics revenue (in thousands)	$36,823	$40,737	$114,124	$114,455
Brokerage:
Marten Transport
Revenue (in thousands)	$12,614	$13,076	$39,896	$39,740
Loads	8,435	8,172	26,467	24,130
MWL
Revenue (in thousands)	$ --	$7,576	$6,676	$23,906
Loads	--	4,260	3,758	12,479
Intermodal:
Revenue (in thousands)	$24,209	$20,085	$67,552	$50,809
Loads	9,837	7,642	27,343	19,527
Average tractors	81	68	81	59

At September 30, 2013 and September 30, 2012:
Total tractors(1)	2,301	2,267
Average age of company tractors (in years)	1.9	2.0
Total trailers	4,159	4,166
Average age of company trailers (in years)	2.4	2.2
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2013	2012	2013	2012
Net cash provided by operating activities	$18,039	$22,777	$65,849	$62,789
Net cash used for investing activities	10,312	22,302	64,728	77,606

Weighted average shares outstanding:
Basic	33,226	33,107	33,206	33,085
Diluted	33,475	33,223	33,389	33,225

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 52 and 43 tractors as of September 30, 2013, and 2012, respectively.

(2) Represents the percentage of miles for which the company is not compensated.

CONTACT: Tim Kohl, President, and Jim Hinnendael,
         Chief Financial Officer, of Marten Transport, Ltd.
         715-926-4216